                                                                  EXHIBIT 3.2(i)

3.2(i) Articles of Amendment to Articles of Incorporation, filed on November 10, 1975



Advance Technologies, Inc. Form 10 SB

                                     State
                                      of
                                   DELAWARE

                         Office of SECRETARY OF STATE



  I, Glenn C. Kenton, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Amendment of the "PWB INDUSTRIES, INC.", as received and filed in this office the twelfth day of November, A.D. 1975, at 9:05 A.M.




                               In Testimony Whereof, I have hereunto set my hand
                                       and official seal at Dover this third day
                                             of December in the year of our Lord
                                           one thousand nine hundred and eighty.

              [SEAL]

                                                    /s/ Glenn C. Kenton
                                             -----------------------------------
                                             Glenn C. Kenton, Secretary of State



Advance Technologies, Inc. Form 10 SB

                                                               EXHIBIT
                           CERTIFICATE OF AMENDMENT             PX13I

                                     -OF-

                         CERTIFICATE OF INCORPORATION

                                     -OF-

                             PWB INDUSTRIES, INC.

                   Adopted in accordance with the provisions of Section 242 of the General Corporation
                         Law of the State of Delaware

                             ---------------------

     WE, F. J. RADWICK, President, and DAVID S. WILSON, Secretary of PWB INDUSTRIES, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST:   That the Certificate of Incorporation of said corporation has been amended as follows:

     By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

        "The name of the corporation is
                               SUN ENERGY, INC."

     SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

     IN WITNESS WHEREOF, we have signed this Certificate this  10  day of
                                                              ----
NOVEMBER, 1975.

                                   /s/ F. J. Radwick
                                   ----------------------------------
                                   F. J. Radwick            President

                                   /s/ David S. Wilson
                                   ----------------------------------
               Attest:             David S. Wilson          Secretary



Advance Technologies, Inc. Form 10 SB